Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Reports

Fourth Quarter and Year-End 2012 Operating Results

–Quarterly Net Subscriber Additions of 9,300

–Quarterly Adjusted EBITDA of $33.0 Million

–Company Declares Quarterly Dividend of $0.42 Per Share

WAYNESBORO, VA – February 28, 2013 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced today operating results for its fourth quarter and year ended December 31, 2012.

Fourth Quarter Highlights

•	Operating revenues for the fourth quarter 2012 increased 11% to $117.4 million, compared to $106.0 million for the same period in 2011;

•	Postpay net subscriber additions for the fourth quarter 2012 were 9,200, compared to a net loss of (1,900) for the same period in 2011;

•	Subscriber churn for the fourth quarter 2012 improved to 2.8%, compared to 3.4% for the same period in 2011; and

•	ARPU for the fourth quarter was $52.78, compared to $48.57 for the same period in 2011.

Full Year 2012 Highlights

•	Total net subscriber additions for 2012 were 25,100, compared to a loss of (17,900) for 2011;

•	Churn for 2012 improved to 2.9% from 3.5% in 2011, with postpay churn improving to 2.0% in 2012 from 2.4% in 2011; and

•	Data ARPU for 2012 rose to $20.00, up $4.14 from $15.86 in 2011, reflecting increased customer adoption of smartphones.

“During the fourth quarter, we experienced significant traction in our retail business, particularly with postpay, as we continued to execute on our strategy to attract and serve high-quality, value-conscious customers. A focus on improving our handset lineup drove substantial growth in smartphone penetration as well as significant gains in ARPU and net adds,” said James A. Hyde, CEO of NTELOS Holdings Corp. “During the quarter, we generated net ports of nearly 6,000, our sixth consecutive positive quarter. The fact that we continue to take market share when effectively 100 percent of the population in our footprint already has wireless service demonstrates the competiveness of our offering and the strength of our brand. Throughout 2012, we continued to deliver strong wholesale revenue, driven by growth in both voice and data usage on our network.”

Highlights from Operations

•

Operating revenues for the fourth quarter 2012 were $117.4 million, up 11% from the fourth quarter 2011. Operating revenues for the full year 2012 were $454.0 million, up 7% compared to the year 2011. The increase in operating revenues reflected an increase in both wholesale and retail revenues;

•

Retail revenues, which include subscriber and equipment revenue, increased 13% to $75.1 million for the fourth quarter 2012, compared to $66.3 million for the fourth quarter 2011. Retail revenues for the year 2012 were $285.1 million, compared to $278.1 million for the year 2011;

•

Wholesale and other revenue derived primarily from the Company’s Strategic Network Alliance with Sprint increased 7% to $42.2 million for the fourth quarter 2012, compared to $39.6 million for the fourth quarter 2011. Wholesale and Other revenues for the year 2012 were $168.9 million, a 17% increase over $144.5 million for the year 2011; and

•

Adjusted EBITDA was $33.0 million for the fourth quarter 2012, compared to $34.0 million for the fourth quarter 2011. Adjusted EBITDA was $134.7 million for year 2012, compared to $143.1 million for the year 2011.

Total Subscribers

•	Total subscribers were 439,600 as of December 31, 2012, compared to 414,500 as of December 31, 2011;

•

Total gross additions for the fourth quarter were 46,200, compared to 41,600 for the same period of 2011. Total net subscriber additions for the fourth quarter were 9,300, compared to a loss of (500) for the same period in 2011; and

•	Total gross additions for 2012 were 171,300 compared to 158,100 in 2011. Total net subscriber additions for 2012 were 25,100, compared to a loss of (17,900) for 2011.

Postpay Subscribers

•	Postpay subscriber gross additions for the fourth quarter 2012 were 25,100, compared to 20,700 in the fourth quarter 2011 and 22,000 in the third quarter 2012;

•	Net postpay subscriber additions were 9,200 for the fourth quarter 2012, compared to a loss of (1,900) in the fourth quarter 2011 and up significantly from a gain of 4,900 in the third quarter 2012;

•	Postpay churn for the fourth quarter 2012 was 1.8%, compared to 2.6% in the fourth quarter 2011; and

•	As of December 31, 2012, total postpay subscribers were 297,400.

Prepay Subscribers

•	Prepay subscriber gross additions for the fourth quarter 2012 were 21,100, compared to 20,900 in the fourth quarter 2012 and 20,400 in the third quarter 2012;

•	Net prepay subscriber additions were 100 for the fourth quarter 2012, compared to a gain of 1,400 in the fourth quarter 2011 and net additions of 600 in the third quarter 2012;

•	Prepay churn for the fourth quarter 2012 was 4.9%, compared to 5.4% in the fourth quarter 2011; and

•	As of December 31, 2012, total prepay subscribers were 142,200.

Mr. Hyde concluded, “In 2012, we delivered strong operating results across the board as our expanding customer base continued to respond positively to our improved distribution and handset selection as well as our relentless focus on savings, simplicity and service. While we anticipate that the wireless industry will remain very competitive in 2013, we will continue to invest in our business to drive growth and generate value for all stakeholders.”

Discontinued Operations

The Company completed the separation of its wireless and wireline operations with the spin-off of Lumos Networks Corp. (NASDAQ: LMOS) on October 31, 2011. The wireline results are reflected as Discontinued Operations for all periods presented. As such, the reported operating results reflect the wireless operations of the Company, including certain expenses related to the business separation.

Net Income

Net income after net income attributable to noncontrolling interests was $18.4 million, or $0.86 per diluted share, for the year 2012 compared to a loss of ($23.7) million, or ($1.11) per diluted share, for the year 2011, which included losses of $45.4 million, or ($2.13) per diluted share, related to discontinued operations.

Declaration of Dividend

On February 25, 2013, the Company’s Board of Directors declared a quarterly cash dividend on its common stock in the amount of $0.42 per share to be paid on April 12, 2013 to stockholders of record on March 14, 2013.

Business Outlook

For the year ending December 31, 2013, the Company expects full year 2013 Adjusted EBITDA to be between $135.0 million and $145.0 million. In addition, the Company expects its full year 2013 capital expenditures to be between $75.0 million and $85.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss its fourth quarter 2012 results this morning, February 28, 2013, at 11:00 a.m. ET. To participate, please dial 1-888-317-6016, 1-855-669-9657 in Canada and 1- 412-317-6016 for international, approximately 10 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call and continuing until March 7, 2013. A replay will also be available via telephone by dialing 1-877-344-7529, 1-412-317-0088 internationally and entering access code 10024764 beginning approximately one hour after the call and continuing until March 7, 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, acquisition related charges, net income from discontinued operations and costs related to the separation of the wireless and wireline operations.

ARPU, or average monthly revenue per user, is computed by dividing service revenues per period by the average number of subscribers during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value, provide liquidity for future growth and continue to fund dividends. ARPU provides management with useful information concerning the appeal of the Company’s rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for over 439,000 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 7.9 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of wireless digital PCS services to Sprint Nextel in the Company’s western Virginia and West Virginia service area for all Sprint CDMA wireless customers. Additional information about the Company is available at www.ntelos.com or www.facebook.com/nteloswireless and www.twitter.com/ntelos_wireless.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPU Reconciliation

NTELOS Holdings Corp.

Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
(In thousands)

ASSETS
Current Assets
Cash	$76,197	$59,950
Restricted cash	—	199
Accounts receivable, net	51,301	36,292
Inventories and supplies	9,581	7,570
Deferred income taxes	4,297	4,668
Prepaid expenses and other current assets	17,695	14,445

	159,071	123,124

Securities and Investments	1,499	1,403

Property, Plant and Equipment, net	303,103	288,368

Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	132,033	132,318
Customer relationships and trademarks, net	9,996	13,336

Deferred Charges and Other Assets	10,712	10,409

Total Assets	$680,114	$632,658

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,429	$4,412
Accounts payable	23,445	18,118
Dividends payable	—	8,902
Advance billings and customer deposits	12,085	10,003
Accrued expenses and other current liabilities	22,372	14,316

	63,331	55,751

Long-Term Debt	488,650	453,997

Other Long-Term Liabilities	83,598	71,776

Equity	44,535	51,134

Total Liabilities and Equity	$680,114	$632,658

NTELOS Holdings Corp.

Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	(Unaudited)		(Audited)
(In thousands, except per share amounts)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Operating Revenues	$117,398	$105,996	$453,989	$422,629

Operating Expenses

Cost of sales and services	47,420	37,188	174,683	143,323

Customer operations	30,691	29,847	120,150	117,105

Corporate operations	7,848	7,942	32,756	32,864

Depreciation and amortization	17,440	17,589	63,258	63,083

	103,399	92,566	390,847	356,375

Operating Income	13,999	13,430	63,142	66,254

Other Expense
Interest expense	(6,651)	(5,463)	(22,944)	(23,380)
Other expense, net	(7,038)	(1,174)	(7,194)	(3,071)

	(13,689)	(6,637)	(30,138)	(26,451)

Income (Loss) from Continuing Operations before Income Taxes	310	6,793	33,004	39,803

Income Taxes	(454)	2,071	12,676	16,363

Income (Loss) from Continuing Operations	764	4,722	20,328	23,440

Discontinued Operations, net	—	(64,812)	—	(45,386)

Net Income (Loss)	764	(60,090)	20,328	(21,946)

Net Income Attributable to Noncontrolling Interests	(443)	(447)	(1,941)	(1,769)

Net Income (Loss) Attributable to NTELOS Holdings Corp.	$321	$(60,537)	$18,387	$(23,715)

Earnings (Loss) per Share Attributable to NTELOS Holdings Corp.: [1]

Basic
Continuing operations	$0.02	$0.21	$0.88	$1.04
Discontinued operations	—	(3.12)	—	(2.18)

Total	$0.02	$(2.91)	$0.88	$(1.14)

Diluted
Continuing operations	$0.02	$0.20	$0.86	$1.02
Discontinued operations	—	(3.06)	—	(2.13)

Total	$0.02	$(2.86)	$0.86	$(1.11)

Weighted average shares outstanding - basic	20,922	20,817	20,889	20,779

Weighted average shares outstanding - diluted	21,380	21,187	21,337	21,276

Cash Dividends Declared per Share - Common Stock	$0.42	$0.42	$1.68	$2.10

[1]

All share and per share amounts presented in this press release and on the Company’s Form 10-K for 2011 have been adjusted for the impact of the reverse stock split which occurred after market close on October 31, 2011 in connection with the separation of the Company’s wireless and wireline operations.

NTELOS Holdings Corp.

Reconciliation of Net Income (Loss) Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

(In thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net income (loss) attributable to NTELOS Holdings Corp.	$321	$(60,537)	$18,387	$(23,715)
Net income (loss) attributable to noncontrolling interests	443	447	1,941	1,769

Net income (loss)	$764	$(60,090)	$20,328	$(21,946)

Discontinued operations, net	—	(64,812)	—	(45,386)

Income (loss) from continuing operations	$764	$4,722	$20,328	$23,440

Interest expense	6,651	5,463	22,944	23,380
Income taxes	(454)	2,071	12,676	16,363
Other expense, net	7,038	1,174	7,194	3,071

Operating income	$13,999	$13,430	$63,142	$66,254

Depreciation and amortization	17,440	17,589	63,258	63,083
Accretion of asset retirement obligations	174	156	637	658
Equity-based compensation	1,346	1,225	6,029	6,072
Business separation charges [1]	56	1,608	1,660	6,997

Adjusted EBITDA	$33,015	$34,008	$134,726	$143,064

[1]	Charges for legal and consulting services in connection with the separation of the Company’s wireless and wireline operations.

NTELOS Holdings Corp.

Key Metrics

						Twelve Months Ended
Quarter Ended:	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2012	12/31/2011
Subscribers
Beginning Subscribers	415,000	414,500	421,300	424,800	430,300	414,500	432,400
Prepay	119,900	122,100	135,300	139,400	141,400	122,100	125,600
Postpay	295,100	292,400	286,000	285,400	288,900	292,400	306,800

Gross Additions	41,600	45,900	36,800	42,400	46,200	171,300	158,100
Prepay	20,900	28,900	20,000	20,400	21,100	90,400	85,100
Postpay	20,700	17,000	16,800	22,000	25,100	80,900	73,000

Disconnections	42,100	39,100	33,300	36,900	36,900	146,200	176,000
Prepay	19,500	17,300	17,200	19,800	21,000	75,300	90,500
Postpay	22,600	21,800	16,100	17,100	15,900	70,900	85,500

Net Additions (Losses)	(500)	6,800	3,500	5,500	9,300	25,100	(17,900)
Prepay	1,400	11,600	2,800	600	100	15,100	(5,400)
Postpay	(1,900)	(4,800)	700	4,900	9,200	10,000	(12,500)

Ending Subscribers	414,500	421,300	424,800	430,300	439,600	439,600	414,500
Prepay	122,100	135,300	139,400	141,400	142,200	142,200	122,100
Postpay	292,400	286,000	285,400	288,900	297,400	297,400	292,400

Churn, net	3.4%	3.1%	2.6%	2.9%	2.8%	2.9%	3.5%
Prepay	5.4%	4.5%	4.2%	4.7%	4.9%	4.6%	6.1%
Postpay	2.6%	2.5%	1.9%	2.0%	1.8%	2.0%	2.4%

Other Items

ARPU	$48.57	$49.08	$49.41	$50.93	$52.78	$50.57	$49.79
Prepay	$33.01	$36.56	$34.89	$34.50	$35.41	$35.31	$33.76
Postpay	$54.94	$54.63	$56.42	$58.97	$61.19	$57.82	$56.39

Data ARPU	$17.36	$19.05	$19.65	$20.25	$21.03	$20.00	$15.86

Licensed Population (millions)	8.1	8.1	8.1	8.1	7.9	7.9	8.1

Covered Population (millions)	5.9	5.9	6.0	6.0	6.0	6.0	5.9

Total Cell Sites	1,353	1,365	1,378	1,396	1,429	1,429	1,353

Strategic Network Alliance Revenues (000’s)
Total Voice	$23,122	$23,533	$23,856	$24,655	$24,141	$96,185	$88,678
Total Data	14,780	16,347	16,536	16,971	16,606	66,460	48,332

Total	$37,902	$39,880	$40,392	$41,626	$40,747	$162,645	$137,010

NTELOS Holdings Corp.

ARPU Reconciliation

	Three Months Ended		Twelve Months Ended
Average Monthly Revenue per User (ARPU) [1]	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
(In thousands, except for subscribers and ARPU)

Operating Revenues	$117,398	$105,996	$453,989	$422,629
Less: Equipment revenue from sales to new customers	(3,808)	(2,877)	(15,041)	(9,091)
Less: Equipment revenue from sales to existing customers	(3,315)	(3,642)	(15,037)	(17,793)
Less: Wholesale, other and adjustments	(41,488)	(39,326)	(165,765)	(143,477)

Gross subscriber revenue	68,787	60,151	258,146	252,268

Less: prepay subscriber revenue	(14,823)	(11,588)	(56,330)	(48,758)
Less: adjustments to prepay subscriber revenue	(237)	(304)	(1,706)	(1,175)

Gross postpay subscriber revenue	$53,727	$48,259	$200,110	$202,335

Prepay subscriber revenue	14,823	11,588	56,330	48,758
Plus: adjustments to prepay subscriber revenue	237	304	1,706	1,175

Gross prepay subscriber revenue	$15,060	$11,892	$58,036	$49,933

Average number of subscribers	434,457	412,851	425,377	422,256

Total ARPU	$52.78	$48.57	$50.57	$49.79

Average number of postpay subscribers	292,668	292,775	288,428	298,992

Postpay ARPU	$61.19	$54.94	$57.82	$56.39

Average number of prepay subscribers	141,789	120,076	136,949	123,264

Prepay ARPU	$35.41	$33.01	$35.31	$33.76

Gross subscriber revenue	68,787	60,151	258,146	252,268
Less: voice and other feature revenue	(41,379)	(38,651)	(156,032)	(171,882)

Data revenue	$27,408	$21,500	$102,114	$80,386

Average number of subscribers	434,457	412,851	425,377	422,256

Total Data ARPU	$21.03	$17.36	$20.00	$15.86

Gross postpay subscriber revenue	53,727	48,259	200,110	202,335
Less: postpay voice and other feature revenue	(34,651)	(33,224)	(130,601)	(144,114)

Postpay data revenue	$19,076	$15,035	$69,509	$58,221

Gross prepay subscriber revenue	15,060	11,892	58,036	49,933
Less: prepay voice and other feature revenue	(6,728)	(5,427)	(25,431)	(27,768)

Prepay data revenue	$8,332	$6,465	$32,605	$22,165

Average number of postpay subscribers	292,668	292,775	288,428	298,992

Postpay data ARPU	$21.73	$17.12	$20.08	$16.23

Average number of prepay subscribers	141,789	120,076	136,949	123,264

Prepay data ARPU	$19.59	$17.95	$19.84	$14.99

[1]

Average monthly revenue per user (ARPU) is computed by dividing service revenues per period by the average number of subscribers during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.